                                                                    EXHIBIT 10.2


                          TEEKAY OFFSHORE PARTNERS L.P.
                          2006 LONG-TERM INCENTIVE PLAN


SECTION 1.  PURPOSE OF THE PLAN

     The Teekay Offshore Partners L.P. 2006 Long-Term Incentive Plan (the "PLAN") is intended to promote the interests of Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the "PARTNERSHIP"), by providing incentive awards to employees, consultants, and directors of Teekay Offshore GP L.L.C., a Marshall Islands limited liability company (the "COMPANY"), and its Affiliates who perform services for the Partnership or its subsidiaries. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

SECTION 2. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

     "ACQUISITION PRICE" means the higher of (a) the highest reported sales price, regular way, of a Unit in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which the Units are listed or on Nasdaq during the 60-day period prior to and including the date of a Change of Control or (b) if the Change of Control is the result of a tender or exchange offer or a negotiated acquisition of Units, the highest price per Unit paid in such tender or exchange offer or acquisition. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Board in its sole discretion.

     "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "AWARD" means an Option, Restricted Unit, Phantom Unit, Unit Appreciation Right, cash-based award or other incentive payable in cash or in Units as may be designated by the Committee from time to time, and shall include any tandem DERs granted with respect to a Phantom Unit.

     "AWARD AGREEMENT" means the written agreement by which an Award shall be evidenced.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or its

Affiliate, means dishonesty, fraud, serious misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by criminal law (except minor violations), in each case as determined by the Committee, whose determination shall be conclusive and binding.

     "CHANGE OF CONTROL" means, and shall be deemed to have occurred upon the consummation of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership or the Company to any Person and/or its Affiliates, other than to the Partnership, the Company and/or any of their Affiliates; (ii) the consolidation, reorganization, merger or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in the Company cease to be owned by the Persons who own such interests as of [_________]; or
(iii) the general partner (whether the Company or any other Person) of the Partnership ceases to be an Affiliate of Teekay or (iv) a "Change in Control" or a "Company Transaction" that is not a "Related Party Transaction," as provided in the Teekay Shipping Corporation 2003 Equity Incentive Plan.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means the Corporate Governance Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan, which shall be composed of two or more directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor rule.

     "CONSULTANT" means an individual who performs services for the Partnership or its subsidiaries and is not an Employee or a Director.

     "DER" means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to, and at the same time as, the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

     "DIRECTOR" means a member of the Board who is not an Employee.

     "DISABILITY" unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or its Affiliate, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or its Affiliate and to be engaged in any substantial gainful activity, in each case as determined by the Committee, whose determination shall be conclusive and binding.

     "EMPLOYEE" means any employee of the Company or an Affiliate who performs services for the Partnership or its subsidiaries.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" means the closing sales price of a Unit on the date of determination (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

     "GOOD REASON" unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or its Affiliate, means the Participant's voluntary resignation following any of the following events or conditions and the failure of the Successor Company to cure such event or condition within 30 days after receipt of written notice from the Participant:
(a) a change in the Participant's position which materially reduces the Participant's level of responsibility; (b) a reduction in the Participant's level of compensation (including base salary, fringe benefits or participation in any corporate performance based bonus or incentive programs) by more than 15%; or (c) a relocation of the Participant's place of employment by more than 50 miles; provided and only if such change, reduction or relocation is effected without the Participant's consent.

     "OPTION" means an option to purchase Units granted under the Plan.

     "PARTICIPANT" means any Employee, Consultant or Director granted an Award under the Plan.

     "PERSON" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     "PHANTOM UNIT" means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

     "RESTRICTED PERIOD" means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

     "RESTRICTED UNIT" means a Unit granted under the Plan that is subject to a Restricted Period.

     "RETIREMENT" unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or its Affiliate, means "RETIREMENT" as defined for purposes of the Plan by the Committee or, if not so defined, means Termination of Service on or after the date the Participant reaches the Company's normal retirement age.

     "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" means the Securities and Exchange Commission, or any successor thereto.

     "SUCCESSOR COMPANY" means the surviving company or the successor company, as applicable, in connection with a Change of Control.

     "TEEKAY" means Teekay Shipping Corporation, a Marshall Islands corporation.

     "TERMINATION OF SERVICE" means a termination of employment or service relationship with the Company or its Affiliates for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, whose determination shall be conclusive and binding. Transfer of a Participant's employment or service relationship between the Company and any Affiliate shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be an Affiliate.

     "UDR" means a distribution made by the Partnership with respect to a Restricted Unit.

     "UNIT" means a Common Unit of the Partnership.

     "UNIT APPRECIATION RIGHT" means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the base price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units, as determined by the Committee in its discretion.

SECTION 3.  ADMINISTRATION

     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the "COMMITTEE", other than in Section 8, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, himself or herself or to any other person who would be subject to Rule 16b-3 or who is a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan;
(vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate of the Company or the Partnership, any Participant, and any beneficiary of any Award.

SECTION 4.  UNITS

     (a) LIMITS ON UNITS DELIVERABLE

     Subject to adjustment as provided in Section 4(c), the number of Units available for delivery under the Plan is 1,000,000. There shall not be any limitation on the number of Awards that may be granted and paid in cash. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination, or cancellation, shall again be Units with respect to which Awards may be granted.

     (b) SOURCES OF UNITS DELIVERABLE UNDER AWARDS

     Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing.

     (c) ADJUSTMENTS

     In the event any distribution (other than a normal cash dividend), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, or other similar transaction or event results in
(i) the outstanding Units, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Partnership or any other company or (ii) new, different or additional securities of the Partnership or any other company being received by the holders of Units, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (2) the number and type of Units (or other securities or property) subject to outstanding Awards, and (3) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

     Notwithstanding the foregoing, the issuance by the Partnership of Units, or securities convertible into Units, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Units or obligations of the Partnership convertible into such Units or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a Change of Control shall not be governed by this Section 4(c) but shall be governed by Section 7.

SECTION 5.  ELIGIBILITY

     Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6.  AWARDS

     (a) OPTIONS

     The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i) Exercise Price. The exercise price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be equal to or more than the Fair Market Value of a Unit as of the date of grant.

          (ii) Time and Method of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, (1) cash, (2) check acceptable to the Company, (3) to the extent permitted by law, a "broker-assisted cashless exercise" through procedures approved by the Company,
(4) tendering Units owned by the Participant for at least six months (or any shorter period necessary to avoid a charge for financial reporting purposes), other securities or other property, or (5) any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

          (iii) Termination of Service. The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

               (A) Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

               (B) Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur of

                    (1) if the Participant's Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

                    (2) if the Participant's Termination of Service occurs by reason of Retirement or Disability, the five-year anniversary of such Termination of Service;

                    (3) if the Participant's Termination of Service occurs by reason of death, the two-year anniversary of such Termination of Service; and

                    (4) the last day of the maximum term of the Option (the "OPTION EXPIRATION DATE").

               Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the two-year anniversary of the date of death, unless the Committee determines otherwise.

               Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

               (C) A Participant's change in status from an employee to a consultant, advisor or independent contractor or a change in status from a consultant, advisor or independent contractor to an employee shall not be considered a Termination of Service for purposes of this Section 6(a)(iii).

     (b) RESTRICTED UNITS AND PHANTOM UNITS

     The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the duration of the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Units and whether UDRs are attached to the Restricted Units.

          (i) DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

          (ii) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the grant agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

          (iii) Lapse of Restrictions

               (A) Phantom Units. Unless a different payment time is specified in the Award Agreement, upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 9(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

               (B) Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of
Section 9(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate or book entry so that the Participant then holds an unrestricted Unit.

     (c) UNIT APPRECIATION RIGHTS

     The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, the base price thereof and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i) Base Price. The base price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted and may be equal to or more than the Fair Market Value of a Unit as of the date of grant.

          (ii) Time of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals.

     (d) OTHER UNIT OR CASH-BASED AWARDS

     Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in Units under the Plan.

     (e) GENERAL

          (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (ii) Limits on Transfer of Awards

               (A) Except as provided in (C) below or as provided in the Award Agreement, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or by the applicable laws of descent and distribution.

               (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the applicable laws of descent and distribution.

               (C) To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right grant, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

          (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee

          (iv) Unit Certificates/Book Entry. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. In lieu of delivering certificates for Units, the Committee may, in its sole discretion, effect the issuance of Units under the Plan in book entry.

          (v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

          (vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 7.  CHANGE OF CONTROL

     (a) EFFECT OF A CHANGE OF CONTROL

     Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change of Control:

          (i) All outstanding Awards shall become fully and immediately vested and exercisable, and all applicable deferral and restriction limitations shall lapse immediately prior to the Change of Control, unless such Awards are converted, assumed, or replaced by the Successor Company. Notwithstanding the foregoing, with respect to Options or Unit Appreciation Rights, the Committee, in its sole discretion, may instead provide that a Participant's outstanding Options and Unit Appreciation Rights shall terminate upon consummation of such Change of Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of Units subject to such outstanding Options or Unit Appreciation Rights (whether or not then exercisable) exceeds
(b) the aggregate exercise price for such Options or Unit Appreciation Rights.

          (ii) For the purposes of this Section 7(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Change of Control the option or right confers the right to purchase or receive, for each Unit subject to the Award immediately prior to the Change of Control, the consideration (whether units, cash, or other securities or property) received in the Change of Control by holders of Units for each Unit held on the effective date of the Change of Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Units); provided, however, that if such consideration received in the Change of Control is not solely equity of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option or the vesting of the right, for each Unit subject thereto, to be solely equity of the Successor Company substantially equal in fair market value to the per Unit consideration received by holders of Units in the Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee and its determination shall be conclusive and binding.

     (b) CHANGE OF CONTROL CASH-OUT

     Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "EXERCISE PERIOD"), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option or Unit Appreciation Right shall have the right, whether or not the Option or Unit Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the Units being purchased under the Option, and by giving notice to the Company, to elect to surrender all or part of the Option or Unit Appreciation

Right to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Acquisition Price per Unit on the date of such election shall exceed the exercise price per Unit under the Option or Unit Appreciation Right multiplied by the number of Units granted under the Option or Unit Appreciation Right as to which the right granted under this
Section 7(b) shall have been exercised.

     (c) ACCELERATION AND EXERCISE FOLLOWING A CHANGE OF CONTROL

     If following a Change of Control, a Participant's employment is subsequently terminated without Cause or for Good Reason within 24 months of the Change of Control, any such Awards that remain unvested shall become fully and immediately vested and exercisable upon the date of the Participant's termination, all applicable deferral and restriction limitations shall lapse, and an Award that is an Option or a Unit Appreciation Right shall remain exercisable until the later of the date five years after the date of such termination and the date the Award would have expired by its terms if the Participant's employment had not been terminated.

SECTION 8.  AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law:

     (a) AMENDMENTS TO THE PLAN

     Except as required by the rules of the principal securities exchange on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

     (b) AMENDMENTS TO AWARDS

     The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 8(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

     (c) ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS

     The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards theretofore granted (i) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles or (ii) to ensure that an Award is not subject to additional taxes under Section 409A of the Code.

SECTION 9.  GENERAL PROVISIONS

     (a) NO RIGHTS TO AWARD

     No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

     (b) TAX WITHHOLDING

     The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

     (c) NO RIGHT TO EMPLOYMENT OR SERVICES

     The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue as a Consultant, or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

     (d) GOVERNING LAW

     The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Republic of the Marshall Islands without regard to its conflict of laws principles.

     (e) SEVERABILITY

     If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (f) OTHER LAWS

     The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

     (g) NO TRUST OR FUND CREATED

     Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

     (h) NO FRACTIONAL UNITS

     No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (i) HEADINGS

     Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (j) FACILITY PAYMENT

     Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

     (k) PARTICIPATION BY AFFILIATES

     In making Awards to Consultants and Employees employed by an entity other than by the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid to Consultants and Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

     (l) GENDER AND NUMBER

     Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 10.  TERM OF THE PLAN

     The Plan shall be effective on the date of its approval by the Board and shall continue until the earlier of (a) the date terminated by the Board and (b) the date Units are no longer available for the payment of Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.